Calculation of Filing Fee Tables
F-10
ATS Corp /ATS
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 120,062,638.17	0.0001381	$ 16,580.65
Fees Previously Paid
			Total Offering Amounts:				$ 120,062,638.17		$ 16,580.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,580.65
Offering Note
[1]	There are being registered under the Registration Statement to which this exhibit pertains (this "Registration Statement") such indeterminate number of common shares, debt securities, subscription receipts, warrants and units of ATS Corporation (the "Registrant") as shall have an aggregate initial offering price not to exceed US$1,000,000,000 (or its equivalent in any other currency used to denominate the securities). See Table 3.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Unallocated (Universal) Shelf			$ 879,937,361.83	F-10	333-278270	03/27/2024
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form F-10 (File No. 333-278270), which became effective on March 27, 2024 (the "Prior Registration Statement"), relating to such indeterminate number of common shares, debt securities, subscription receipts, warrants and units of the Registrant as shall have an aggregate initial offering price not to exceed US$1,000,000,000, of which $879,937,361.83 remains unsold under the Prior Registration Statement. This Registration Statement combines the remaining $879,937,361.83 of unsold securities from the Prior Registration Statement with an additional $120,062,638.17 of unallocated (universal) shelf to enable an aggregate $1,000,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the $879,937,361.83 of unsold securities which were previously registered on the Prior Registration Statement.